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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-45324 of META Group, Inc. on Form S-3 of our report dated February 4, 2000, appearing in the Annual Report on Form 10-K of META Group, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                          /s/ DELOITTE & TOUCHE LLP
                                          ------------------------------------
                                          DELOITTE & TOUCHE LLP


Stamford, Connecticut
December 15, 2000